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                                                                    EXHIBIT 23.1

                NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

    Section 11(a) of the Securities Act of 1933 as amended, provides that if a registration statement at the time it becomes effective contains an untrue statement of a material fact, or omits a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proven that at the time of such acquisition such person knew of such untruth or omission) may assert a claim against, among others, an accountant who has consented to be named as having certified any part of the registration statement or as having prepared any report for use in connection with the registration statement.

    On April 11, 2002, Sirius Satellite Radio Inc. dismissed Arthur Andersen LLP as its independent auditors and appointed Ernst & Young LLP. Prior to the date of this Registration Statement on Form S-4, the Arthur Andersen LLP partner responsible for the audit of our most recent audited financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 resigned from Arthur Andersen LLP. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen LLP's written consent to the incorporation by reference into this filing on Form S-4 of its audit report with respect to our financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act permits us to file this Registration Statement on Form S-4 without a written consent from Arthur Andersen LLP. However, as a result, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions of a material fact required to be stated therein. Accordingly, you will be unable to assert a claim against Arthur Andersen LLP under Section 11(a) of the Securities Act because it has not consented to the incorporation by reference of its previously issued report into this Registration Statement on Form S-4.